UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2024

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Blue Hill Plaza 3rd Floor
Pearl River, New York		10965
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 347-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Asset Purchase Agreement and the Restructuring Support Agreement (as defined below) is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

Voluntary Filing Under Chapter 11

On March 31, 2024, Acorda Therapeutics, Inc. (the “Company”) entered into the Asset Purchase Agreement and on April 1, 2024, the Company entered into the Restructuring Support Agreement (each as defined below). Also, on April 1, 2024 (the “Petition Date”), the Company and certain of its subsidiaries (together with the Company, the “Debtors”), commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”). The Debtors have requested that the Chapter 11 proceedings be jointly administered under the caption In re Acorda Therapeutics, Inc., et al. (the “Chapter 11 Cases”). The Debtors continue to operate their business as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Code and orders of the Court. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations.

Asset Purchase Agreement

On March 31, 2024, the Company and its wholly owned subsidiary, Civitas Therapeutics, Inc., entered into a “stalking horse” Asset Purchase Agreement (such agreement, the “Asset Purchase Agreement”) with Merz Pharmaceuticals, LLC (“Purchaser”) and, solely with respect to the guarantee of the Purchaser’s payment obligations thereunder, Merz Pharma GmbH & Co. KGaA. The Asset Purchase Agreement provides for the sale of substantially all of the Company’s assets (the “Purchased Assets”) to the Purchaser for $185.0 million, less certain deductions and adjustments as specified in the Asset Purchase Agreement. The Asset Purchase Agreement is subject to Court approval and compliance with agreed-upon bidding procedures under Section 363 of the Code (“Section 363”) allowing for the submission of higher or otherwise better offers and satisfaction of other agreed-upon conditions. In accordance with the sale process under Section 363, notice of the proposed sale to the Purchaser will be given to third parties and competing bids will be solicited. The Company will manage the bidding process and evaluate the bids, in consultation with its advisors and as overseen by the Court. The Company cannot provide any assurance that it will be able to successfully complete a sale of the Purchased Assets or that it will be able to continue to fund its operations throughout the Chapter 11 process.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Restructuring Support Agreement

On April 1, 2024, the Company entered into a Restructuring Support Agreement with the holders who collectively hold more than 90% of the aggregate principal amount of the Company’s 6.00% Convertible Senior Secured Notes due 2024 (the convertible notes, the “2024 Notes,” the noteholders, the “RSA Noteholders,” and such agreement, the “Restructuring Support Agreement”). As contemplated in the Restructuring Support Agreement, the Company will seek to sell substantially all of its assets in a sale pursuant to Section 363 of the Code. The Restructuring Support Agreement sets out certain milestones and conditions of the Company relating to the Section 363 sale process, subject to the terms and conditions contained therein.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

DIP Credit Agreement

In order to fund the continued operations of the Company during the pendency of the Chapter 11 Cases, the Company and certain of the RSA Noteholders agreed to the terms of a form of Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) to be entered into by and among the Company, as borrower, and the lenders from time to time party thereto (collectively, the “DIP Lenders”), GLAS USA LLC, as administrative agent (the “DIP Administrative Agent”), and GLAS Americas, LLC, collateral agent (collectively, with the DIP Administrative Agent, the “DIP Agent”), pursuant to which the DIP Lenders would provide the Company with a senior secured, superpriority debtor-in-possession term loan facility in the maximum aggregate amount of $60.0 million (the “DIP Credit Facility”, and the commitments of the DIP Lenders thereunder, the “DIP Commitments” and, the loans thereunder, the “DIP Loans”), which, subject to the satisfaction of certain conditions precedent to drawing as set forth in the DIP Credit Agreement, including the approval of the Court, will be made available to the Company in multiple drawings as follows: (i) up to $10.0 million (“Interim DIP Loan Commitments”) will be made available for drawing upon entry by the Court of an interim order authorizing and approving the DIP Credit Facility on an interim basis (the “Interim DIP Order”), (ii) up to $10.0 million (“FinalDIP Loan Commitments”) will be made available for drawing upon entry of the Court of a final order authorizing and approving the DIP Credit Facility on a final basis (the “Final DIP Order” and together with the Interim DIP Order, the “DIP Orders”), and (iii) upon and subject to entry of the Final Order, a roll-up facility in the aggregate maximum principal amount of $40,000,000, representing a roll-up of obligations under the 2024 Notes on a two dollars to one dollar basis of the DIP Commitments under the DIP Facility made by the RSA Noteholders.

The DIP Credit Facility will mature (the “Maturity Date”) on the earlier of 180 days from the Petition Date of the Chapter 11 Cases and entry by the Court of the final sale order in connection with a Section 363 sale transaction. The interest rate applicable to DIP Loans is 10.5% per annum.Accrued interest will be due and payable in kind on the last business day of each calendar month, commencing April 30, 2024.

The Company must also pay (i) a commitment fee of 2.0% per annum of the sum of the (x) Interim DIP Loan Commitments and (y) Final DIP Loan Commitments, which is fully earned and due on the closing date of the DIP Credit Facility and, is paid in kind and capitalized to the balance sheet of the Company upon the entry of the Final Order, (ii) an exit fee of 2.0% of the aggregate DIP Loans actually advanced under the DIP Credit Facility, which fee is payable in cash on the earlier of the date of repayment of all or a portion of any DIP Loans and the Maturity Date, and (iii) a ticking fee equal to a DIP Lender’s pro rata share of the product of (i) 2.0% per annum multiplied by (ii) for each monthly period (or partial period if applicable), the actual daily amount by which the DIP Commitment exceeds the aggregate amount of DIP Loans advanced, which ticking fee shall be payable monthly in arrears on the last business day of each calendar month, commencing April 30, 2024.

The DIP Credit Agreement includes certain customary representations and warranties, covenants applicable to the Company and its subsidiaries, and events of default. If an event of default under the DIP Credit Agreement occurs and is continuing, then the DIP Agent may declare any outstanding obligations under the DIP Credit Agreement to be immediately due and payable.

The obligations under the DIP Credit Agreement are guaranteed by Civitas Therapeutics, Inc., Biotie Therapies, LLC, Biotie Therapies AG, Neuronex, Inc. and Acorda Therapeutics Limited (the “Guarantors”). Subject to customary exceptions and limitations, all of the borrowings under the DIP Credit Agreement are secured by a lien on substantially all of the assets of the Company and each Guarantor.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of DIP Credit Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the Indenture governing the Company’s 2024 Notes. Any efforts to enforce payment obligations under the 2024 Notes, including any rights to require the Company to repurchase the 2024 Notes, will be automatically stayed as a result of the filing of the Chapter 11 Cases.

Item 7.01 Regulation FD Disclosure.

Press Release

On April 1, 2024, the Company issued a press release announcing the Asset Purchase Agreement, Restructuring Support Agreement, and the DIP Credit Agreement as well as its decision to file the Chapter 11 Cases. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to future events and our future performance. All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make, and investors should not place undue reliance on these statements. Readers are cautioned that such statements involve risks and uncertainties, including: our ability to negotiate and confirm a sale of substantially all of the Company’s assets under Section 363 of the Code (or any other plan of reorganization); the high costs and related fees of cases instituted under Chapter 11; the Company’s ability to obtain sufficient financing to allow it to operate its business during the course of the Chapter 11 Proceedings; the Company’s ability to satisfy the conditions and milestones in the Restructuring Support Agreement; the Company’s ability to maintain its relationships with its suppliers, service providers, customers, employees and other third parties; the Company’s ability to maintain contracts that are critical to its operations; the Company’s ability to execute competitive contracts with third parties; the ability of third parties to seek and obtain court approval to terminate contracts and other agreements with the Company; the Company’s ability to retain its current management team and to attract, motivate and retain key employees; the ability of third parties to seek and obtain court approval to convert the Chapter 11 Proceedings to a proceeding under Chapter 7 of the Code; the actions and decisions of the Company’s shareholders, creditors and other third parties who have interests in the Chapter 11 Proceedings that may be inconsistent with the Company’s plans, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including any amendments to those reports) filed with the SEC. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Asset Purchase Agreement, dated March 31, 2024 by and between the Company, Civitas Therapeutics, Inc., and Merz Pharmaceuticals, LLC and Merz Pharma GmbH & Co. KGaA (Incorporated herein by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K filed on April 1, 2024).

10.2

Restructuring Support Agreement, dated April 1, 2024, by and among the Company and Consenting Convertible Noteholders (Incorporated herein by reference to Exhibit 10.49 to the Company’s Annual Report on Form 10-K filed on April 1, 2024).

10.3	Form of Debtor-in-Possession Credit Agreement (Incorporated herein by reference to Exhibit 10.50 to the Company’s Annual Report on Form 10-K filed on April 1, 2024).
99.1	Press Release, dated April 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

Date:	April 1, 2024	By:	/s/ Michael A. Gesser
Michael A. Gesser Chief Financial Officer and Treasurer